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                                                                     EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                             235 Montgomery Street
                 San Francisco, California 94104 (415) 983-1000


                                                               December 9, 1996


InterMedia Capital Partners IV, L.P.
InterMedia Partners IV, Capital Corp.
235 Montgomery Street
Suite 420
San Francisco, CA 94104

Ladies and Gentlemen:

     This opinion is being delivered in connection with the proposed joint and several offer to exchange (the "Exchange Offer") by InterMedia Capital Partners IV, L.P. ("ICP-IV") and InterMedia Partners IV, Capital Corp. ("IPCC," and together with ICP-IV, the "Issuers") their 11-1/4 Senior Notes Due 2006 (the "Exchange Notes") for any and all of their 11-1/4 Senior Notes Due 2006 (the "Old Notes"). The Exchange Notes are to be issued pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), Registration No. 333-11893, filed by the Issuers with the Securities and Exchange Commission under the Securities Act of 1933. The Exchange Notes will be issued under an Indenture, dated as of July 30, 1996 (the "Indenture"), among ICP-IV, IPCC and the Bank of New York, N.A. as Trustee (the "Trustee"), in substantially the form filed as Exhibit 4.4.

     We are of the opinion that, when (a) the Indenture, under which the Exchange Notes will be issued has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and (c) the Exchange Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will be legally issued and binding obligations of each of ICP-IV and IPCC.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.





                                           /s/ PILLSBURY MADISON & SUTRO LLP